                                                                     EXHIBIT 5.1


                [LETTERHEAD OF STRADLING YOCCA CARLSON & RAUTH]


                                 March 9, 1999


Powerwave Technologies, Inc.
2026 McGaw Avenue
Irvine, California  92614

     Re: Registration Statement on Form S-3; Registration No. 333-72781

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3, Registration No. 333-72781, filed by Powerwave Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on February 23, 1999 (as amended by Amendment No. 1 thereto filed on March 9, 1999, as such may be amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 2,300,000 shares of Common Stock, $.0001 par value per share, of the Company (the "Common Stock"). Said shares of Common Stock, which include 300,000 shares which will be subject to an over-allotment option to be granted to the underwriters by the Company, are to be sold to the underwriters as described in the Registration Statement for sale to the public.

     As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the authorization, issuance and sale of the shares of the Common Stock.

     Based on the foregoing, and subject to compliance with applicable state securities laws, it is our opinion that the 2,300,000 shares of Common Stock, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.


                                       Very truly yours,

                                   /s/ Stradling Yocca Carlson & Rauth

                                       STRADLING YOCCA CARLSON & RAUTH